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                                                                    EXHIBIT 23.2
                                                             CONSENT OF KPMG LLP

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Southern Mineral Corporation:

    We consent to the use of our report dated March 1, 2001 in the Registration Statement Form S-3/A of PetroCorp Incorporated, relating to the consolidated balance sheet of Southern Mineral Corporation and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Amended Registration Statement on Form S-4/A of PetroCorp Incorporated filed on April 3, 2001. We also consent to the reference to our firm under the heading "Experts" in this registration statement.


                                             /s/ KPMG LLP
                                             ------------------------
                                             KPMG LLP
Houston, Texas

June 6, 2001



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